[FORMAN, RICHTER & RUBIN LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------





        We consent to the use of our reports dated March 17, 1999, with respect to the consolidated financial statements of Marina Mortgage Company, Inc. and Subsidiary that are made a part of this Current Report on Form 8-K.

                                        /s/ FORMAN, RICHTER & RUBIN

                                        FORMAN, RICHTER & RUBIN
                                        AN ACCOUNTANCY CORPORATION

COVINA, CALIFORNIA
JANUARY 12, 2000